                                                                    EXHIBIT 99.5

                    [Letter 1: For record holders of "T" in DRS book-entry form]

                                                                    July 9, 2001

                    AT&T SPLITS OFF OF AT&T WIRELESS SERVICES

      AT&T SHAREOWNERS RECEIVING SHARES IN THE NEWLY-INDEPENDENT COMPANY

Dear AT&T Shareowner:

      As announced last year, AT&T has split-off its wireless operations into a separate company, effective immediately.

      The newly-independent company, AT&T Wireless Services, Inc., is one of the largest wireless communications service providers in the United States. The enclosed document describes the split-off, and includes detailed business and financial information about AT&T Wireless Services, Inc.

      AT&T Wireless Services, Inc. will operate independently of AT&T, with its own board of directors and management. It trades under the stock symbol "AWE" on the New York Stock Exchange. (Note that the stock symbol for the newly-independent company is the same as the stock symbol that was previously used for the AT&T Wireless Group tracking stock.)

How this affects "T" shareowners

      For each share of AT&T common stock that you owned on June 22, 2001, [ratio] of a share of AT&T Wireless Services, Inc. common stock is being distributed to you. In a separate mailing, shareowners will receive a cash payment for the value of any fraction of a share to which they are entitled. No fractional shares are being distributed.

      Your total number of shares in AT&T common stock remains the same. Those AT&T shares, however, no longer reflect the value of the assets of AT&T Wireless Services, Inc.

DRS: The new standard in share ownership

      Your new shares are being issued through DRS, the Direct Registration System, which means that instead of receiving certificates -- which need to be carefully tracked and protected by each individual shareowner -- your stock records are maintained electronically.

      Electronic book-entry through DRS has become the new standard in share ownership. DRS provides for share ownership without the inconveniences associated with holding physical certificates.

      DRS allows share transfers and sales to be processed electronically, avoiding the risks and inconveniences of completing these transactions with shares held in certificate form.

      The enclosed DRS statement confirms your ownership of AT&T Wireless Services, Inc. shares. Many shareowners choose to keep the statement with other financial records or in their safe deposit box.

Tax considerations

      AT&T sought and received a ruling from the IRS stating that the distribution of AT&T Wireless Services, Inc. common stock to AT&T shareowners will be tax free to AT&T and its shareowners for federal income tax purposes in the United States.

      However, cash received instead of a fractional share of AT&T Wireless Services, Inc. common stock may be taxable.

      Each shareowner should consult his or her tax adviser regarding the particular consequences of the distribution, including the application of state, local, and foreign tax laws.

Additional information for shareowners

      If you also own shares in the AT&T Wireless Group tracking stock, those shares have been converted one-for-one in the split-off into shares of AT&T Wireless Services, Inc. Shareowners holding certificates in the AT&T Wireless Group tracking stock will receive information in a separate mailing regarding the redemption procedure that's necessary in order to redeem shares in the tracking stock for shares in the AT&T Wireless Services, Inc. common stock. If you participated in the recent exchange offer and have your AT&T Wireless Group tracking stock in DRS (book entry) the conversion is automatic and you will receive a separate statement.

If you have questions about the split-off after reviewing these materials, please call Georgeson Shareholder Communications (800) 603-1913 (toll free) for calls in the United States or (888) 660-6629 (toll free) for calls outside of the United States.

As always, thank you for your investment in AT&T.

(signature)

                    [Letter 2: For record holders of "AWE" in certificated form]

                                                                    July 9, 2001

                    AT&T SPLITS OFF OF AT&T WIRELESS SERVICES

        AWE SHAREOWNERS RECEIVING SHARES IN THE NEWLY-INDEPENDENT COMPANY

Dear AT&T Wireless Group Tracking Stock Shareowner:

      As announced last year, AT&T has split-off its wireless operations into a separate company, effective immediately.

      The newly-independent company, AT&T Wireless Services, Inc., is one of the largest wireless communications service providers in the United States. The enclosed document describes the split-off, and includes detailed business and financial information about AT&T Wireless Services, Inc.

      AT&T Wireless Services, Inc. will operate independently of AT&T, with its own board of directors and management. It trades under the stock symbol "AWE" on the New York Stock Exchange. (Note that the stock symbol for the newly-independent company is the same as the stock symbol that was previously used for the AT&T Wireless Group tracking stock.)

How this affects AWE tracking stock shareowners

      Your AT&T Wireless Group tracking stock has been converted one-for-one in the split-off into shares of AT&T Wireless Services, Inc.

What steps must be taken to convert tracking stock shares into AT&T Wireless
      Services, Inc. common stock?

      As a result of the Split-off YOU ARE REQUIRED TO SEND IN YOUR AT&T WIRELESS GROUP TRACKING STOCK CERTIFICATE before we can issue your new shares of AT&T Wireless Services, Inc. common stock. Please follow the directions on the enclosed form and mail in your certificate using the envelope provided.

Tax considerations

      AT&T sought and received a ruling from the IRS stating that the split-off of AT&T Wireless Services, Inc. will be tax free to AT&T and its shareowners for federal income tax purposes in the United States.

      Each shareowner should consult his or her tax adviser regarding the particular consequences of the distribution, including the application of state, local, and foreign tax laws.

Additional information for shareowners

      If you also own shares of AT&T common stock as of record on June 22, [ratio] of a share of AT&T Wireless Services, Inc. common stock will be distributed to you for each share of AT&T common stock you own. Shareowners will receive a cash payment for the value of any fraction of a share to which they are entitled. No fractional shares are being distributed.

If you have questions about the split-off after reviewing these materials, please call Georgeson Shareholder Communications (800) 603-1913 (toll free) for calls in the United States or (888) 660-6629 (toll free) for calls outside of the United States.

As always, thank you for your investment in AT&T.

(signature)

                      [Letter 3: For record holders of "AWE" in book-entry form]

                                                                   July 9, 2001

                    AT&T SPLITS OFF OF AT&T WIRELESS SERVICES

        AWE SHAREOWNERS RECEIVING SHARES IN THE NEWLY-INDEPENDENT COMPANY


Dear AT&T Wireless Group Tracking Stock Shareowner:

      As announced last year, AT&T has split-off its wireless operations into a separate company, effective immediately.

      The newly-independent company, AT&T Wireless Services, Inc., is one of the largest wireless communications service providers in the United States. The enclosed document describes the split-off, and includes detailed business and financial information about AT&T Wireless Services, Inc.

      AT&T Wireless Services, Inc. will operate independently of AT&T, with its own board of directors and management. It trades under the stock symbol "AWE" on the New York Stock Exchange. (Note that the stock symbol for the newly-independent company is the same as the stock symbol that was previously used for the AT&T Wireless Group tracking stock.)

How this affects AWE tracking stock shareowners

      Your AT&T Wireless Group tracking stock has been converted one-for-one in the split-off into shares of AT&T Wireless Services, Inc.

DRS: The new standard in share ownership

      Your new shares are being issued through DRS, the Direct Registration System, which means that instead of receiving certificates -- which need to be carefully tracked and protected by each individual shareowner -- your stock records are maintained electronically.

      Electronic book-entry through DRS has become the new standard in share ownership. DRS provides for share ownership without the inconveniences associated with holding physical certificates.

      DRS allows share transfers and sales to be processed electronically, avoiding the risks and inconveniences of completing these transactions with shares held in certificate form.

      The enclosed DRS statement confirms your ownership of AT&T Wireless Services, Inc. shares. Many shareowners choose to keep the statement with other financial records or in their safe deposit box.

Tax considerations

      AT&T sought and received a ruling from the IRS stating that the split-off of AT&T Wireless Services, Inc. will be tax free to AT&T and its shareowners for federal income tax purposes in the United States.

      Each shareowner should consult his or her tax adviser regarding the particular consequences of the distribution, including the application of state, local, and foreign tax laws.

Additional information for shareowners

      If you also own shares of AT&T common stock as of record on June 22, [ratio] of a share of AT&T Wireless Services, Inc. common stock will be distributed to you for each share of AT&T common stock you own. Shareowners will receive a cash payment for the value of any fraction of a share to which they are entitled. No fractional shares are being distributed.

If you have questions about the split-off after reviewing these materials, please call Georgeson Shareholder Communications (800) 603-1913 (toll free) for calls in the United States or (888) 660-6629 (toll free) for calls outside of the United States.

As always, thank you for your investment in AT&T.

(signature)

                           [Letter 4: For beneficial owners of "T" and/or "AWE"]

                                                                   July 9, 2001

                    AT&T SPLITS OFF OF AT&T WIRELESS SERVICES

    BENEFICIAL SHAREOWNERS RECEIVING SHARES IN THE NEWLY-INDEPENDENT COMPANY

Dear Shareowner:

      As announced last year, AT&T has split-off its wireless operations into a separate company, effective immediately.

      The newly-independent company, AT&T Wireless Services, Inc., is one of the largest wireless communications service providers in the United States. The enclosed document describes the split-off, and includes detailed business and financial information about AT&T Wireless Services, Inc.

      AT&T Wireless Services, Inc. will operate independently of AT&T, with its own board of directors and management. It trades under the stock symbol "AWE" on the New York Stock Exchange. (Note that the stock symbol for the newly-independent company is the same as the stock symbol that was previously used for the AT&T Wireless Group tracking stock.)

How this affects "T" shareowners

      For each share of AT&T common stock that you owned on June 22, 2001, [ratio] of a share of AT&T Wireless Services, Inc. common stock is being distributed to you through your bank, broker or financial institution. Shareowners will receive a cash payment for the value of any fraction of a share to which they are entitled. No fractional shares are being distributed.

      Your total number of shares in AT&T common stock remains the same. Those AT&T shares, however, no longer reflect the value of the assets of AT&T Wireless Services, Inc.

How this affects "AWE" shareowners

      If you owned shares in the AT&T Wireless Group tracking stock on July 9, 2001, those shares have been converted one-for-one in the split-off into shares of AT&T Wireless Services, Inc. Your tracking stock shares have been automatically converted into AT&T Wireless Services, Inc. common stock and will be distributed to you through your bank, broker, or financial institution.

Tax considerations

      AT&T sought and received a ruling from the IRS stating that the distribution of AT&T Wireless Services, Inc. common stock to AT&T shareowners and the redemption of the AT&T Wireless Group tracking stock will be tax free to AT&T and its shareowners for federal income tax purposes in the United States.

      However, cash received instead of a fractional share of AT&T Wireless Services, Inc. common stock may be taxable.

      Each shareowner should consult his or her tax adviser regarding the particular consequences of the distribution, including the application of state, local, and foreign tax laws.

If you have questions about the split-off after reviewing these materials, please contact your bank or broker.

As always, thank you for your investment in AT&T.

(signature)